Exhibit 31.1

Certification of Principal Executive Officer

Pursuant to SEC Rule 13a-14(a)/15d-14(a)

I, William Enright, certify that:

1.	I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q of Altimmune, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: October 18, 2017	/s/ William Enright
Name: William Enright
Title: President and Chief Executive Officer (principal executive officer)